Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-150655 of our report dated August 14, 2009, relating to the consolidated financial statements as of May 31, 2009 and 2008 and for the year ended May 31, 2009 and for the successor period July 12, 2007 through May 31, 2008 and the predecessor period June 1, 2007 through July 11, 2007, and consolidated financial statement schedule as of May 31, 2009 and May 31, 2008 of Biomet, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the new basis of accounting resulting from the acquisition of the Company and the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes) appearing in the Annual Report of Biomet, Inc. on Form 10-K for the year ended May 31, 2009, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
September 16, 2009